                                                                      Exhibit 5

[Letterhead of Gordon, Thomas, Honeywell, Malanca, Peterson & Daheim, P.L.L.C.]

                                November 12, 1996

Columbia Banking System, Inc.
1102 Broadway Plaza
Tacoma, WA 98402

        Re: Legality of Additional Securities to be Issued Pursuant to
            Rule 462(b).

Dear Ladies and Gentlemen:

        We have acted as your counsel in connection with the registration by Columbia Banking System, Inc. (the "Company") under the Securities Act of 1933, as amended (the "Act") of 212,750 additional shares of the Company's common stock, no par value (the "Additional Shares") pursuant to a Registration Statement on Form S-2 (the "462(b) Registration Statement") filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 462(b) promulgated under the Act. The 462(b) Registration Statement to be used for the offer and sale of the Additional Securities is filed with the Commission in connection with the proposed public offering described in the Registration Statement on Form S-2 (Registration Statement No. 333-14465) filed with the Commission on October 18, 1996, as amended, which was declared effective by the Commission on November 8, 1996.

        In connection with the offering of the Shares, we have examined (1) the Company's Restated Articles of Incorporation, (2) the 462(b) Registration Statement, and (3) such other documents as we have deemed necessary to form the opinion expressed below. As to various questions of fact independently established, we have relied upon statements of officers of the Company.

        Based on this examination, we advise you that in our opinion the Additional Shares have been duly authorized and when sold by the Company in the manner described in the 462(b) Registration Statement when the Registration Statement becomes effective, will be validly issued, fully paid and non-assessable.

        The foregoing opinion is limited to the federal laws of the United States and the laws of the State of Washington, and we express no opinion as to the effect of the laws of any other jurisdiction.

        We consent to the filing of this opinion as an Exhibit to the 462(b) Registration Statement and to the reference in the Prospectus comprising part of the 462(b) Registration Statement to this firm under the caption "Legal Matters." In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Securities and Exchange Commission enacted under the Act.

        This opinion is rendered for the purposes of Item 16 of Form S-2 and
Item 601 of Regulation S-K, may be relied upon only by you and the Commission and may not be used, quoted or referred to and/or filed for any other purpose without our prior written permission.

                                Very truly yours,

                                GORDON, THOMAS, HONEYWELL,
                                  MALANCA, PETERSON
                                    & DAHEIM, P.L.L.C.

                                By: /s/ Sandra L. Gallagher
                                   ------------------------------
                                   Sandra L. Gallagher

SLG:jwh